UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT  06506-0901
203.499.2812 Fax:  203.499.3626

                         UIL HOLDINGS CORPORATION

NEWS RELEASE
------------

October 24, 2003           Analyst Contact:  Susan Allen            203-499-2409
                           Media Contact:    Kevin Moore            203-499-2204
                                             After Hours            203-499-2812

UIL HOLDINGS CORPORATION REPORTS THIRD QUARTER 2003 EARNINGS, DECLARES
----------------------------------------------------------------------
JANUARY 1, 2004 DIVIDEND AND REVISES 2003 ANNUAL EARNINGS GUIDANCE
------------------------------------------------------------------

         UIL Holdings Corporation (NYSE: UIL) today reported earnings for the third quarter of 2003 of $17.0 million, or $1.19 per share, a decrease of $4.8 million, or $0.34 per share compared to the third quarter of 2002. Net income for the first nine months of 2003, was $26.5 million, or $1.86 per share, a decrease of $14.0 million, or $0.99 per share compared to the same period in 2002.

         Today, UIL also declared a quarterly dividend of $0.72 per share on its Common Stock payable January 1, 2004 to shareowners of record at the close of business on December 9, 2003.

         "A number of factors contributed to the decline in earnings including the sale of nuclear generation in 2002, along with regulatory and economic issues," commented Nathaniel D. Woodson, UIL's Chief Executive Officer. "We are taking the necessary steps to address these issues."

THE UNITED ILLUMINATING COMPANY (UI)

         Net income at UI totaled $17.8 million, or $1.25 per share in the third quarter of 2003, compared to net income of $21.1 million, or $1.48 per share, for the third quarter of 2002.

         For the first nine months of 2003, net income for UI was $34.4 million, or $2.41 per share, compared to net income of $47.5 million, or $3.34 per share, for the same period in 2002, a reduction of $0.93 per share.

          Both the quarter and year-to-date earnings were affected by the sale of Seabrook nuclear generating station in November of 2002. As a result, there have been no earnings from UI's nuclear division subsequent to the sale, whereas, for the third quarter and year-to-date 2002, the nuclear division contributed $0.27 and $0.52 per share, respectively, to net income.

         Since September 2002, earnings at UI have been affected by the Department of Public Utility Control's (DPUC) 2002 Rate Case decision, which reduced allowed return on utility common stock equity from 11.50% to 10.45%, reduced overall rates by 3%, and increased stranded cost amortization.

                             - more -

         UI is also experiencing increased pension and post-retirement benefits expenses that have not to date been included for recovery in rates. On March 26, 2003, the DPUC reopened the 2002 Rate Case for the limited purpose of examining these increased pension and post-retirement costs. On June 25, 2003, the DPUC denied the request for recovery but noted that "the Company may request regulatory treatment for this specific expense in the future by filing a motion to reopen." On July 29, 2003, the Company filed a motion to reopen the June 25, 2003 Decision, and on September 10, 2003, the DPUC agreed to reopen the Rate Case. A technical meeting has been scheduled by the DPUC for November 6, 2003. The additional pension and post-retirement costs have been recorded by UI during 2003, and the Company has taken short-term actions to mitigate their effects.

UNITED RESOURCES, INC.

         United Resources, Inc. (URI) is the parent company for UIL's non-utility businesses, including the operating business units, Xcelecom, Inc. (Xcelecom), and American Payment Systems, Inc. (APS), and two minority ownership interest investments, United Bridgeport Energy, Inc. (UBE) and United Capital Investments, Inc. (UCI). For the third quarter of 2003, URI, including unallocated costs at URI Headquarters, reported a net loss of $0.8 million, or $0.06 per share, compared to net income of $0.7 million, or $0.05 per share in 2002. Although APS was profitable in the third quarter, the positive earnings were offset by losses at Xcelecom and in minority ownership interest investments when compared to last year.

         For the first nine months of 2003, URI, including unallocated costs at URI Headquarters, had a loss of $7.9 million, or $0.55 per share, compared to a loss of $7.0 million, or $0.49 per share, for the same period in 2002.

XCELECOM, INC.

         Xcelecom, a specialty electrical contracting and voice-data-video systems integration business, reported a net loss of $0.1 million, or $0.01 per share for the third quarter of 2003, compared to net income of $1.1 million, or $0.08 per share for the same period in 2002.

          For the first nine months of 2003, Xcelecom reported a loss of $1.5 million, or $0.10 per share, compared to earnings of $0.5 million, or $0.03 per share for the first nine months of 2002. Slow economic recovery in the east coast region, contract postponements and cancellations, decreasing project margins, and increased competition for fewer jobs have affected performance at Xcelecom in 2003. In spite of these factors and the fact that the Northeast region continues to be weak, Xcelecom's backlog is up 13 percent compared to the same time last year.

         Earlier this week, UIL announced the appointment of a new President of Xcelecom, John Conroy, Xcelecom's former Senior Vice President and Chief Financial Officer. "I know John's experience and strong financial background will lead Xcelecom forward through this turbulent economic time," stated Woodson.



                                    - more -

AMERICAN PAYMENT SYSTEMS, INC.

         American Payment Systems, Inc., a walk-in bill payment and financial services company, reported earnings of $0.4 million, or $0.02 per share for the third quarter of 2003, compared to a net loss of $0.2 million, or $0.01 per share during the same period in 2002. The improvement was due to growth in revenue and margin in the core bill payment business.

         For the first nine months of 2003, APS reported a loss of $0.6 million, or $0.04 per share, compared to a loss of $0.5 million, or $0.03 per share for the same period in 2002. The decrease was due to increased administrative expenses, which were partially offset by reduced payroll costs.

URI INVESTMENTS

UNITED BRIDGEPORT ENERGY, INC.

         United Bridgeport Energy, Inc. holds a 33 1/3% ownership interest in Bridgeport Energy, LLC (BE). UBE earned $0.6 million, or $0.04 per share during the third quarter of 2003, compared to $1.1 million, or $0.07 per share during the same quarter of 2002. Approximately $0.05 per share of the variance was due to lower installed capability (ICAP) revenues, and $0.05 per share of the variance was due to lower energy prices and increased gas prices. These were partially offset by reduced expenses of $0.07 per share, mostly due to overhaul costs incurred in 2002.

         For the first nine months of 2003, UBE lost $1.6 million, or $0.11 per share, compared to a net loss of $0.3 million, or $0.02 per share during the same period in 2002. The increased loss was due to lower energy and ICAP revenues, and the absence of a one-time insurance benefit received by BE in 2002. These were partially offset by decreased expenses, due to reduced overhaul costs in 2003. Lower energy prices and high gas prices continue to affect the plant, both in reduction of energy margins and decreased plant generation.

UNITED CAPITAL INVESTMENTS, INC.

         During the third quarter of 2003, United Capital Investments, Inc. lost $0.4 million, or $0.03 per share, compared to a net loss of $0.2 million, or $0.02 per share, in the third quarter of 2002. The negative variance in the third quarter was due to a higher valuation loss in a minority owned investment.

         For the first nine months of 2003, UCI reported a loss of $0.6 million, or $0.05 per share compared to a loss of $3.2 million, or $0.23 per share for the same period in 2002. The positive year-to-date variance is due to the absence of an impairment loss recorded in the second quarter of 2002, lower valuation losses in minority owned investments and reduced administrative costs.

         UCI, which has a 25% ownership interest in the Cross Sound Cable, has recorded no income for the project in 2003. The cable became operational and energized in August 2003 under an emergency order from the Department of Energy and continues to be used as needed. The Federal Energy Regulatory Commission will have to approve any of the amounts that will be paid for the operation of the cable during this period.


                                    - more -

URI HEADQUARTERS

         For the third quarter of 2003, unallocated costs at URI Headquarters resulted in a net loss of $1.3 million, or $0.10 per share, compared to a net loss of $1.0 million, or $0.07 per share, in the third quarter of 2002. URI Headquarters reported a loss of $3.6 million, or $0.25 per share for the first nine months of 2003, compared to a loss of $3.4 million, or $0.24 per share for the same period in 2002. The higher loss was due to higher administrative costs in both the third quarter and year-to-date 2003.

REVISED 2003 EARNINGS GUIDANCE
------------------------------

UIL

         Revised earnings guidance for UIL is $1.90 - $2.00 per share, reduced from the previous estimate of $2.20 - $2.35 per share. The estimated decline is a result of lower than expected earnings from the non-utility businesses, particularly at Xcelecom.

THE UNITED ILLUMINATING COMPANY

         UI is expected to earn $2.55 - $2.65 per share in 2003, as compared to the previously reported estimate of $2.50 - $2.60 per share. The increase in the earnings guidance is due to a warmer August than had been expected by the Company when it last issued earnings guidance.

UNITED RESOURCES, INC.

         UIL Holdings' non-utility businesses, under the wholly owned subsidiary URI, are expected to lose $0.65 - $0.75 per share in 2003, compared to a previously reported estimated loss of $0.30 - $0.45 per share. The details of URI's earnings guidance is as follows;

XCELECOM, INC.

         Xcelecom, Inc. is expected to lose $0.05 - $0.15 per share in 2003, compared to the previous earnings estimate of $0.10 - $0.20 per share.

         The reduction is due to a continuation of weakness in Xcelecom's construction market, particularly in the Northeast region and to the projected recording of executive severance costs in the fourth quarter of 2003. As with other companies in the construction and systems integration industries, Xcelecom is experiencing customer postponements and cancellations of projects, a reduction in new project orders, a continuing slowdown in spending for technology by its customers, and increased competition for fewer jobs. Xcelecom has taken action to offset the negative impact of these items by working to reduce operation and overhead related costs.

AMERICAN PAYMENT SYSTEMS, INC.

         American Payment Systems, Inc. is expected to earn $0.00 - $0.10 per share in 2003, unchanged from the previous earnings estimate.


                                    - more -

URI MINORITY OWNERSHIP INTEREST INVESTMENTS AND URI HEADQUARTERS

         Losses from URI's minority ownership interest investments, including UBE, UCI and URI Headquarters' costs, which include unallocated interest and administrative costs, are expected to be $0.55 - $0.65 per share, compared to the previous estimated losses of $0.45 - $0.55 per share.

UNITED BRIDGEPORT ENERGY, INC.

         For 2003, UBE is expected to incur a loss of $0.15 - $0.20 per share, unchanged from the previous earnings estimate.

UNITED CAPITAL INVESTMENTS, INC.

         UCI is expected to lose up to $0.10 per share, unchanged from the previous earnings estimate.


         UIL Holdings Corporation is the holding company for The United Illuminating Company and United Resources, Inc. UI is a New Haven-based regional distribution utility that provides electricity and energy-related services to more than 320,000 customers in municipalities in the Greater New Haven and Greater Bridgeport areas. URI is the umbrella for UIL Holdings' non-utility business units, including Xcelecom, Inc., American Payment Systems, Inc., United Capital Investments, Inc. and United Bridgeport Energy, Inc. UIL Holdings World Wide Web address is http://www.uil.com/ and the company is traded on the New York Stock Exchange under the symbol UIL.

         Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby, including, but not limited to, general economic conditions, legislative and regulatory changes, demand for electricity and other products and services, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products, services and prices of the company's subsidiaries. Forward-looking statements included herein speak only as of the date hereof and the company undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.


The following are summaries of UIL Holdings' unaudited consolidated and segmented financial information for the third quarter and first nine months of 2003:

                                       ##

                            UIL HOLDINGS CORPORATION


                        CONSOLIDATED STATEMENT OF INCOME

                      (Thousands except per share amounts)

                                  (Unaudited)

                                                                      Three Months Ended                    Nine Months Ended

                                                                         September 30,                        September 30,


                                                                    2003              2002                2003              2002
                                                                    ----              ----                ----              ----

OPERATING REVENUES
 Utility                                                          $ 194,948         $ 219,655           $ 516,323         $ 560,151
  Non-utility businesses                                             97,160           101,428             301,566           303,556
                                                                  ---------         ---------           ---------         ---------
       Total Operating Revenues                                     292,108           321,083             817,889           863,707
                                                                  ---------         ---------           ---------         ---------
OPERATING EXPENSES
  Operation
     Fuel and energy                                                 77,394            78,164             206,242           204,139
     Operation and maintenance                                      144,124           152,270             434,723           446,386
  Depreciation and amortization                                      22,681            30,613              73,208            70,259
  Taxes - other than income taxes                                    11,144            13,030              32,970            36,456
                                                                  ---------         ---------           ---------         ---------
       Total Operating Expenses                                     255,343           274,077             747,143           757,240
                                                                  ---------         ---------           ---------         ---------
OPERATING INCOME                                                     36,765            47,006              70,746           106,467
                                                                  ---------         ---------           ---------         ---------

OTHER INCOME (DEDUCTIONS), NET                                        2,098             2,525               2,674            (1,430)
                                                                  ---------         ---------           ---------         ---------

INCOME BEFORE INTEREST CHARGES AND INCOME TAXES                      38,863            49,531              73,420           105,037
                                                                  ---------         ---------           ---------         ---------

INTEREST CHARGES, NET

  Interest on long-term debt                                          6,611            10,843              19,755            32,486
  Interest on Seabrook Lease Obligation Bonds owned by UI                 -            (1,542)                  -            (4,625)
  Other interest, net                                                   950               699               1,573             1,681
                                                                  ---------         ---------           ---------         ---------
                                                                      7,561            10,000              21,328            29,542

  Amortization of debt expense and redemption premiums                  316               484                 941             1,547
                                                                  ---------         ---------           ---------         ---------
       Interest Charges, net                                          7,877            10,484              22,269            31,089
                                                                  ---------         ---------           ---------         ---------

INCOME BEFORE INCOME TAXES                                           30,986            39,047              51,151            73,948
                                                                  ---------         ---------           ---------         ---------

INCOME TAXES                                                         14,033            17,240              24,631            33,432
                                                                  ---------         ---------           ---------         ---------

NET INCOME AND INCOME AVAILABLE TO COMMON STOCK                    $ 16,953          $ 21,807            $ 26,520          $ 40,516
                                                                  =========         =========            ========          ========
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC                  14,295            14,265              14,287            14,228

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED                14,303            14,274              14,295            14,309

EARNINGS PER SHARE OF COMMON STOCK - BASIC                           $ 1.19            $ 1.53              $ 1.86            $ 2.85

EARNINGS PER SHARE OF COMMON STOCK - DILUTED                         $ 1.19            $ 1.53              $ 1.86            $ 2.83



CASH DIVIDENDS DECLARED PER SHARE OF COMMON STOCK                    $ 0.72            $ 0.72              $ 2.16            $ 2.16


                            UIL HOLDINGS CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (Unaudited)


                                                          September 30,                December 31,
(thousands of dollars)                                         2003                         2002
----------------------------------------------------------------------------------------------------------
ASSETS
         Current assets                                                $ 351,374                   $ 312,159
         Property, plant and equipment, net                              538,461                     517,082
         Regulatory assets                                               679,043                     719,314
         Other long-term assets                                          240,802                     232,256
                                                                     -----------                 -----------
                    Total Assets                                     $ 1,809,680                 $ 1,780,811
                                                                     ===========                 ===========



LIABILITIES AND CAPITALIZATION

         Current liabilities                                           $ 412,589                   $ 396,776
         Noncurrent liabilities                                          200,528                     216,234
         Deferred income taxes                                           255,251                     225,904
         Regulatory liabilities                                           66,627                      64,113
                                                                     -----------                 -----------
                    Total Liabilities                                    934,995                     903,027


         Net long-term debt                                              395,454                     395,432
         Net common stock equity                                         479,231                     482,352
                                                                     -----------                 -----------
                    Total Capitalization                                 874,685                     877,784
                                                                     -----------                 -----------
                    Total Liabilities and Capitalization             $ 1,809,680                 $ 1,780,811
                                                                     ===========                 ===========


                            UIL HOLDINGS CORPORATION

                    SEGMENTED CONSOLIDATED INCOME STATEMENT



                                                               QUARTER ENDED    QUARTER ENDED     YEAR TO DATE    YEAR TO DATE

(IN MILLIONS - UNAUDITED)                                      Sept 30, 2003    Sept 30, 2002    Sept 30, 2003    Sept 30, 2002
-------------------------                                      -------------    -------------    -------------    -------------
OPERATING REVENUES
    UI from operations, before sharing                              $194.9           $212.0           $516.3          $529.0
   UI sharing from operations                                         0.0            ($6.6)             0.0            (6.6)
   Nuclear                                                            0.0             14.3              0.0            37.8
   Xcelecom                                                          74.8             78.7            218.2           235.5
   APS                                                               22.5             22.7             83.5            68.2
   Minority Ownership Interest Investment and Other                  (0.1)             0.0             (0.1)           (0.2)
                                                                   -------          ------           -------         -------
     TOTAL OPERATING REVENUES                                       292.1            321.1            817.9           863.7
                                                                   =======          ======           =======         =======

FUEL AND ENERGY EXPENSES
   UI                                                                77.4             76.2            206.2           198.9
   Nuclear                                                            0.0              2.0              0.0             5.2
                                                                   -------          ------           -------         -------
     TOTAL FUEL AND ENERGY EXPENSES                                  77.4             78.2            206.2           204.1
                                                                   =======          ======           =======         =======

OPERATION AND MAINTENANCE EXPENSES
   UI                                                                48.5             49.7            135.8           131.1
   Nuclear                                                            0.0              4.9              0.0            16.8
   Xcelecom                                                          73.3             75.4            215.6           229.8
   APS                                                               21.5             21.8             80.9            66.2
   Minority Ownership Interest Investment and Other                   0.8              0.5              2.4             2.5
                                                                   -------          ------           -------         -------
     TOTAL OPERATION AND MAINTENANCE EXPENSES                       144.1            152.3            434.7           446.4
                                                                   =======          ======           =======         =======



DEPRECIATION AND AMORTIZATION EXPENSES
   UI                                                                 7.3              7.3             21.1            21.7
   Nuclear                                                            0.0              0.3              0.0             1.1
   Xcelecom                                                           0.9              0.8              2.6             2.2
   APS                                                                0.9              0.8              2.7             2.1
   Minority Ownership Interest Investment and Other                   0.0              0.0              0.0             0.0
                                                                   -------          ------           -------         -------
     Subtotal depreciation                                            9.1              9.2             26.4            27.1
   Amortization of regulatory assets (UI)                            13.6             21.0             45.5            41.8
   Amortization Xcelecom                                              0.3              0.3              1.0             1.0
   Amortization APS                                                  (0.3)             0.1              0.3             0.4
                                                                   -------          ------           -------         -------
     TOTAL DEPRECIATION AND AMORTIZATION EXPENSES                    22.7             30.6             73.2            70.3
                                                                   =======          ======           =======         =======
TAXES - OTHER THAN INCOME TAXES
   UI - State gross earnings tax                                      7.8              8.5             20.3            21.5
   UI - other                                                         3.1              3.7             10.5            12.4
   Nuclear - other                                                    0.0              0.2              0.0             0.9
   Xcelecom                                                           0.4              0.3              1.4             1.2
   APS                                                               (0.2)             0.3              0.8             0.5
   Minority Ownership Interest Investment and Other                   0.0              0.0              0.0             0.0
                                                                   -------          ------           -------         -------
     TOTAL TAXES - OTHER THAN INCOME TAXES                           11.1             13.0             33.0            36.5
                                                                   =======          ======           =======         =======



                            UIL HOLDINGS CORPORATION

                    SEGMENTED CONSOLIDATED INCOME STATEMENT


                                                               QUARTER ENDED    QUARTER ENDED     YEAR TO DATE    YEAR TO DATE

(IN MILLIONS - UNAUDITED)                                      Sept 30, 2003    Sept 30, 2002    Sept 30, 2003    Sept 30, 2002
-------------------------                                      -------------    -------------    -------------    -------------
OTHER INCOME (DEDUCTIONS)
   UI                                                                 1.1              0.5              4.2             2.2
   Nuclear                                                            0.0              0.0              0.0             0.0
   Xcelecom                                                           0.1              0.1              0.5             0.5
   APS                                                                0.0             (0.1)             0.4             0.3
   Minority Ownership Interest Investment and Other                   0.9              2.0             (2.5)           (4.4)
                                                                   -------          ------           -------         -------
     TOTAL OTHER INCOME (DEDUCTIONS)                                  2.1              2.5              2.6            (1.4)
                                                                   =======          ======           =======         =======

EARNINGS BEFORE INTEREST AND TAXES (EBIT)
   UI                                                                38.3             39.5             81.1            97.2
   Nuclear                                                            0.0              6.9              0.0            13.8
   Xcelecom                                                          (0.0)             2.0             (1.9)            1.8
   APS                                                                0.6             (0.4)            (0.8)           (0.7)
   Minority Ownership Interest Investment and Other                   0.0              1.5              (5.0)           (7.1)
                                                                   -------          ------           -------         -------
     TOTAL EARNINGS BEFORE INTEREST AND TAXES (EBIT)                  38.9             49.5             73.4           105.0
                                                                   =======          ======           =======         =======

INTEREST CHARGES
   UI                                                                 5.6              9.1             16.4            27.2
   UI - Interest on Seabrook obligation bonds owned by UI             0.0             (1.5)             0.0            (4.6)
   UI - Amortization: debt expense, redemption premiums               0.3              0.5              0.6             1.5
   Nuclear                                                            0.0              0.5              0.0             1.3
   Xcelecom                                                           0.1              0.2              0.4             1.0
   APS                                                                0.0             (0.1)             0.1             0.1
   Minority Ownership Interest Investment and Other                   1.9              1.8              4.8             4.6
                                                                   -------          ------           -------         -------
     TOTAL INTEREST CHARGES                                           7.9             10.5             22.3            31.1
                                                                   =======          ======           =======         =======


INCOME TAXES
   UI                                                                14.6             14.1             29.7            33.0
   Nuclear                                                            0.0              2.6              0.0             5.1
   Xcelecom                                                           0.0              0.7             (0.8)            0.3
   APS                                                                0.2             (0.1)            (0.3)           (0.3)
   Minority Ownership Interest Investment and Other                  (0.8)            (0.1)            (4.0)           (4.7)
                                                                   -------          ------           -------         -------
     TOTAL INCOME TAXES                                               14.0             17.2             24.6            33.4
                                                                   =======          ======           =======         =======

   NET INCOME
   UI                                                                17.8             17.3             34.4            40.1
   Nuclear                                                            0.0              3.8              0.0             7.4
   Xcelecom                                                          (0.1)             1.1             (1.5)            0.5
   APS                                                                0.4             (0.2)            (0.6)           (0.5)
   Minority Ownership Interest Investment and Other                  (1.1)            (0.2)            (5.8)           (7.0)
                                                                   -------          ------           -------         -------
     TOTAL NET INCOME                                                $17.0           $21.8            $26.5           $40.5
                                                                   =======          ======           =======         =======

                      BUSINESS SEGMENT SUMMARY INFORMATION
                    (In Millions, except per share amounts)


                            UIL HOLDINGS CORPORATION
-----------------------------------------------------------------------------------------------------------------
                                                 QUARTER ENDED   QUARTER ENDED     YEAR ENDED       YEAR ENDED
                                                SEPT. 30, 2003   SEPT. 30, 2002  SEPT. 30, 2003  SEPT. 30, 2002
                                                --------------   --------------  --------------  --------------

Earnings Before Interest and Taxes (EBIT)            $ 38.9          $ 49.5           $ 73.4           $ 105.0

Net Income                                           $ 17.0          $ 21.8           $ 26.5            $ 40.5

Earnings per Share - basis                           $ 1.19          $ 1.53           $ 1.86            $ 2.85

-----------------------------------------------------------------------------------------------------------------



                        THE UNITED ILLUMINATING COMPANY
-----------------------------------------------------------------------------------------------------------------
                                                 QUARTER ENDED   QUARTER ENDED    YEAR ENDED       YEAR ENDED
                                                SEPT. 30, 2003   SEPT. 30, 2002  SEPT. 30, 2003  SEPT. 30, 2002
                                                --------------   --------------  --------------  --------------

Earnings Before Interest and Taxes (EBIT)            $ 38.3          $ 46.4           $ 81.1           $ 111.0

Net Income                                           $ 17.8          $ 21.1           $ 34.4            $ 47.5

Earnings per Share - basis                           $ 1.25          $ 1.48           $ 2.41            $ 3.34
-----------------------------------------------------------------------------------------------------------------



                             UNITED RESOURCES, INC.
-----------------------------------------------------------------------------------------------------------------
                                                 QUARTER ENDED   QUARTER ENDED    YEAR ENDED       YEAR ENDED
                   XCELECOM                     SEPT. 30, 2003   SEPT. 30, 2002  SEPT. 30, 2003  SEPT. 30, 2002
                   --------                     --------------   --------------  --------------  --------------

Earnings Before Interest and Taxes (EBIT)              $ -            $ 2.0           $ (1.9)            $ 1.8

Net Income                                           $ (0.1)          $ 1.1           $ (1.5)            $ 0.5

Earnings per Share - basis                           $ (0.01)         $ 0.08          $ (0.10)           $ 0.03

           AMERICAN PAYMENT SYSTEMS

Earnings Before Interest and Taxes (EBIT)             $ 0.7          $ (0.4)          $ (0.8)           $ (0.7)

Net Income                                            $ 0.4          $ (0.2)          $ (0.6)           $ (0.5)

Earnings per Share - basis                            $ 0.02         $ (0.01)         $ (0.04)          $ (0.03)

          MINORITY OWNERSHIP INTEREST

             INVESTMENT AND OTHER

Earnings Before Interest and Taxes (EBIT)           $ (0.1)         $  1.5           $ (5.0)           $ (7.1)

Net Income                                          $ (1.1)         $ (0.2)          $ (5.8)           $ (7.0)

Earnings per Share - basis                          $ (0.07)        $ (0.02)         $ (0.41)          $ (0.49)

            TOTAL UNITED RESOURCES

Earnings Before Interest and Taxes (EBIT)           $  0.6           $ 3.1           $ (7.7)           $ (6.0)

Net Income                                          $ (0.8)          $ 0.7           $ (7.9)           $ (7.0)

Earnings per Share - basis                          $(0.06)          $ 0.05          $ (0.55)          $ (0.49)
-------------------------------------------------------------------------------------------------------------------